                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                          FAMILY RESTAURANTS FRANCHISE, INC.

    Family Restaurants Franchise, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware (the "Corporation")

    DOES HEREBY CERTIFY:

    FIRST, That the Board of Directors of said Corporation adopted resolutions by Unanimous Written Consent setting forth a proposed amendment of the Corporation's Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration of such amendment. The resolution setting forth the proposed amendment declared it advisable to make the following amendment to Article I of the Certificate of Incorporation of said Corporation:

         1.   The name of the Corporation is
              FRIENDLY'S RESTAURANTS FRANCHISE, INC.

    SECOND, That thereafter pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was called and in lieu of such meeting, the written consent of the stockholders was obtained in accordance with Section 228(d) of Delaware Corporation Law in which consent the necessary number of shares as required by statute and the Corporation's By-Laws were voted in favor of the amendment.

    THIRD, That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

    FOURTH, That notice of the consent of the stockholders in lieu of a meeting adopting the amendment to the Certificate of Incorporation was sent to all stockholders of the Corporation who did not consent in writing to such amendment.

    IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by George G. Roller, Vice President and Treasurer this 20TH day of MAY, 1996.

                                  By:
                                     ---------------------------------
                                         George G. Roler
                                  Its:   Vice President and Treasurer

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                             CERTIFICATE OF INCORPORATION

                                          OF

                          FAMILY RESTAURANTS FRANCHISE, INC.

                                   *   *    *     *
         1.   The name of the corporation is

              FAMILY RESTAURANTS FRANCHISE, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is:

         To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such share is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

         5.   The name and mailing address of each incorporator is as follows:

         NAME                     MAILING ADDRESS
         ----                     ----------------

         D.A. Hampton             Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, Delaware 19801

         J.A. Grodzicki           Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, Delaware 19801

         K. Bowman                Corporation Trust Center
                                  1209 Orange Street
                                  Wilmington, Delaware 19801

         6.   The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         To make, alter or repeal the by-laws of the corporation.

         8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 20th day of June, 1986.

                                       -----------------------------
                                            D.A. Hampton

                                       -----------------------------
                                            J.A. Grodzicki


                                       -----------------------------
                                            K. Bowman

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                   Received for Record

                        June 23rd, A.D. 1986

                             Leo J. Dugan, Jr., Recorder

    STATE OF DELAWARE   :
                        :    SS.:
    NEW CASTLE COUNTY   :


                   Recorded in the Recorder's Office at

              Wilmington, Vol.            Page           &c., the

              23rd day of June, A. D. 1986.

                   Witness my hand and official seal.

                             Leo J. Dugan, Jr.

                             Recorder.

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    "    Recorders Office         "
    "    New Castle Co. Del.      "
    "    Mercy Justice            "
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